Exhibit 21.1 Subsidiaries of SunCom Wireless Holdings, Inc. (f/k/a Triton PCS Holdings, Inc.)
The subsidiaries of SunCom Wireless Holdings, Inc. (f/k/a/ Triton PCS Holdings, Inc.) are as follows:
SunCom Merger Corp., a Delaware corporation
SunCom Wireless Investment Co., LLC, a Delaware limited liability company
SunCom Wireless Affiliate Company, LLC, a Delaware limited liability company
SunCom Wireless, Inc. (f/k/a Triton PCS, Inc.), a Delaware corporation
Triton PCS Holdings Company, LLC, a Delaware limited liability company
Triton PCS Finance Company, Inc., a Delaware corporation
SunCom Wireless Management Company, Inc. (f/k/a Triton Management Company, Inc.), a Delaware corporation
Triton PCS Investment Company, LLC, a Delaware limited liability company
Affiliate License Co., LLC, a Delaware limited liability company
SunCom Wireless International LLC, a Delaware limited liability company
SunCom Wireless Property Company, L.L.C. (f/k/a Triton PCS Property Company L.L.C.), a Delaware limited liability company
Triton PCS Equipment Company L.L.C., a Delaware limited liability company
SunCom Wireless Operating Company, L.L.C. (f/k/a Triton PCS Operating Company L.L.C.), a Delaware limited liability company
Triton PCS License Company, LLC, a Delaware limited liability company
SunCom Wireless Puerto Rico Operating Co., LLC, a Delaware limited liability company
Triton Network Newco, LLC, a Delaware limited liability company
SunCom Wireless Puerto Rico Property Company, L.L.C. (f/k/a AWS Network Newco, LLC), a Delaware limited liability company
AWS License Newco, LLC, a Delaware limited liability company